Exhibit 1.1

[●] Shares
PAGERDUTY, INC.
COMMON STOCK, $0.000005 PAR VALUE PER SHARE
UNDERWRITING AGREEMENT
[●], 2019

[●], 2019
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
As representatives of the several Underwriters
named in Schedule I hereto

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
PagerDuty, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule II hereto severally propose to sell to the several Underwriters, an aggregate of [●] shares of the common stock of the Company, $0.000005 par value per share (the “Firm Shares”), of which [●] shares are to be issued and sold by the Company and an aggregate of [●] shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule II hereto.
The Company also proposes to issue and sell to the several Underwriters not more than an additional [●] shares of its common stock, $0.000005 par value per share (the “Additional Shares”), if and to the extent that Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, $0.000005 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-230323), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.
For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness, together with the documents, pricing information and free writing prospectuses, if any, set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriters” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. In connection with the extension of the Directed Share Program to directors, officers and employees of the Company and its affiliates who are located or resident in certain provinces of Canada, the Company hereby confirms that the Directed Share Program constitutes a plan established by the Company to provide for the acquisition of Directed Shares by such persons, and appoints Morgan Stanley to act as administrator of such plan on behalf of such persons.
1.    Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
(a)The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of any such Underwriter through the Representatives expressly for use therein.
(c)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the effective time of this Agreement, will comply as of the date of such filing, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)    The consolidated financial statements (including the related notes thereto) of the Company and its subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby. The summary financial information and selected consolidated financial data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required. All disclosures included in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.
(e)    Ernst & Young LLP, who has certified certain of the financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(f)    The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement. As of the date of the initial “public” filing of the Registration Statement, there were no outstanding personal loans made, directly or indirectly, by the Company or any of its subsidiaries to any director or executive officer of the Company or any of its subsidiaries (except normal advances for business expenses in the ordinary course of business).
(g)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent that such concepts are applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent that such concepts are applicable in such jurisdiction) would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(h)    Each subsidiary of the Company has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent that such concepts are applicable in such jurisdiction), has the power and authority to own or lease its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent that such concepts are applicable in such jurisdiction), except where the failure to be so qualified or be in good standing (to the extent that such concepts are applicable in such jurisdiction) would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued and outstanding equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent that such concepts are applicable in such jurisdiction) and are owned directly by the Company or a subsidiary of the Company, free and clear of all material liens, encumbrances, equities or claims.
(i)    This Agreement has been duly authorized, executed and delivered by the Company.
(j)    As of the Closing Date, the authorized capital stock of the Company will conform as to legal matters in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(k)    The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non‑assessable.
(l)    The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non‑assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights that have not been validly waived.
(m)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except that in the case of clauses (i), (iii) and (iv) as would not, individually or in the aggregate, have a material adverse effect on the Company or on the power and ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or waived or as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the Shares.
(n)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
(o)    There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries is subject or by which the Company or any of its subsidiaries is bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.
(p)    Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
(q)    The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(r)    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(s)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean‑up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(t)    Except as have been validly waived or complied with in connection with the issuance and sale of the Shares contemplated hereby, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
(u)    (i) Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director, officer or employee of the Company or its subsidiaries or controlled affiliates thereof, nor, to the Company’s knowledge, any agent, representative or other person acting on behalf of the Company or of any of its subsidiaries or controlled affiliates, has (A) used, directly or indirectly, any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) taken any action, directly or indirectly, in furtherance of an offer, payment, benefit, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to improperly influence official action; (C) violated or is in violation of, to the extent applicable to the Company, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws (collectively the “Anti-Corruption Laws”); or (D) directly or indirectly made, offered, agreed, authorized, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws.
(v)    The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(w)    (i) Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director, officer or employee of the Company or any of its subsidiaries or controlled affiliates, nor, to the Company’s knowledge, any agent, representative or other person associated with or acting on behalf of the Company or any of its subsidiaries or controlled affiliates, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:
(A)    the subject or target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or
(B)    located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).
(ii)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)    Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director, officer or employee of the Company or any of its subsidiaries or controlled affiliates, nor, to the Company’s knowledge, any agent, representative or other person associated with or acting on behalf of the Company or any of its subsidiaries or controlled affiliates, has engaged in activities sanctionable under the Iran Sanctions Act, the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act of 2012, the National Defense Authorization Act for the Fiscal Year 2012, the National Defense Authorization Act for the Fiscal Year 2013, Executive Order Nos. 13628, 13622 and 13608, or any other U.S. economic sanctions relating to Iran (collectively, the “Iran Sanctions”).
(iv)    For the past five (5) years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.
(x)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, other than from its employees or other service providers in connection with the termination of their service from the Company or its subsidiaries pursuant to the existing terms of the equity compensation plans or agreements described in the Time of Sale Prospectus, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than the exercise of warrants outstanding as of such respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or the exercise or settlement of equity awards or grants of equity awards or forfeiture of equity awards outstanding as of such respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, in each case granted pursuant to the equity compensation plans described in the Time of Sale Prospectus), short‑term debt or long‑term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.
(y)    The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property (other than intellectual property, which is addressed exclusively in Section 1(z)) owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially diminish the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(z)    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know‑how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property and technology currently employed by them in connection with the business now operated by them and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to own, possess or acquire any of the foregoing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of any claims, action, suit or proceeding of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, claims, action, suit or proceeding singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(aa)    The Company and its subsidiaries have used all software and other materials distributed under a “free,” “open source” or similar licensing model (including but not limited to the GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Materials”) in a manner the Company reasonably believes to be in compliance with all license terms applicable to such Open Source Materials, except where the failure to comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has used or distributed any Open Source Materials in a manner that in the Company’s reasonable belief requires or has required any proprietary software code or other technology owned by the Company or any of its subsidiaries to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works or (C) redistributed at no charge, other than such Open Source Materials, except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(bb)    (i) The information technology and data processing systems, facilities and services used by or for the Company or any of its subsidiaries, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, “Systems”) are, to the Company’s knowledge, sufficient for the existing needs of the Company and its subsidiaries, including as to capacity and scalability and the provision of Company products and services; (ii) to the Company’s knowledge, the Systems are free of disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement or destruction of, such Systems or software, data or other materials; and (iii) the Company and its subsidiaries have implemented and maintained or, as applicable, required their service providers to implement and maintain, consistent with customary industry practices and legal and contractual obligations, security measures that are, to the Company’s knowledge, adequate to protect the Systems and software, data, and other material stored therein from unauthorized access, use or modification, in each case of clauses (i)-(iii) above. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the Company’s knowledge, there has been no material security breach or attack or other compromise of or relating to any such Systems or data that would have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(cc)    The Company and its subsidiaries maintain commercially reasonable policies and procedures designed to ensure the Company and its subsidiaries comply in all material respects with all applicable laws, regulations, and contractual obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personally identifiable information (“Privacy Obligations”) and the Company and each of its subsidiaries have, in all material respects, complied, and are presently in compliance with, all such policies and procedures and all such Privacy Obligations.
(dd)    No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(ee)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the reasonable judgment of the Company, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ff)    The Company and its subsidiaries, taken as a whole, possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations and permits would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(gg)    The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.
(hh)    The Company and each of its subsidiaries have designed a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act ) that will comply with the requirements of the Exchange Act within the time period required and has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.
(ii)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(jj)    Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six‑month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
(kk)    Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.
(ll)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by them through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any unpaid tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a material adverse effect on the Company and its subsidiaries taken as a whole.
(mm)    From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.
(nn)    The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act or institutions that are “accredited investors” within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto, if any. “Written Testing-the-Waters Communication” means any

Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.
(oo)    As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (i) the Time of Sale Prospectus, (ii) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (iii) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(pp)    The Registration Statement, the Time of Sale Prospectus, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Time of Sale Prospectus, the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.
(qq)    No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.
(rr)    The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity as defined in Section 11 to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
(ss)    The holders of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock representing substantially all such securities that have not delivered executed lock-up letters (as described in Section 6(i)) to the Representatives as of the date hereof are bound by “market standoff” provisions or similar transfer restrictions applicable to such holders’ securities as described in Section 7(o) that are enforceable by the Company. Each such “market standoff” provision or transfer restriction is in full force and effect as of the date hereof and shall remain in full force and effect during the Restricted Period (as defined in Section 7).
2.    Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:
(a)    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b)    The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and American Stock Transfer & Trust Company, LLC, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of (i) applicable law, (ii) the trust agreement or other governing documents of such Selling Shareholder (if such Selling Shareholder is a trust), (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except that in the case of clauses (i), (iii) and (iv) as would not, individually or in the aggregate, have a material adverse effect on such Selling Shareholder or on the power and ability of such Selling Shareholder to perform its obligations under this Agreement or the Custody Agreement or the Power of Attorney of such Selling Shareholder; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or the Power of Attorney of such Selling Shareholder, except such as have been obtained or waived or as may be required by the Securities Act or by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of FINRA in connection with the offer and sale of the Shares.
(c)    Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances (other than those created by the Custody Agreement and the Power of Attorney) and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.
(d)    The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder enforceable against such Selling Shareholder in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.
(e)    Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
(f)    Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.
(g)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) (A) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of any such Underwriter through the Representatives expressly for use therein and (B) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by or on behalf of such Selling Shareholder expressly for use in the

Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only information furnished by such Selling Shareholder consists of the name of such Selling Shareholder, the number of offered shares and the address and other information with respect to such Selling Shareholder (excluding percentages) which appear in the Registration Statement, the Time of Sale Prospectus or the Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (with respect to each Selling Shareholder, the “Selling Shareholder Information”).
(h)    (i) None of such Selling Shareholder or, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, representative, trustee or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:
(A)    the subject or target of any Sanctions, or
(B)    located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).
(ii)    Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of Sanctions; or
(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)    None of such Selling Shareholder or, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, representative, trustee or affiliate thereof, has engaged in activities sanctionable under the Iran Sanctions.
(iv)    For the past five (5) years, such Selling Shareholder has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.
(v)    (a) None of such Selling Shareholder or, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, representative, trustee or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any Anti-Corruption Laws applicable to such Selling Shareholder; (b) such Selling Shareholder has conducted its business in compliance with the Anti-Corruption Laws applicable to such Selling Shareholder; and (c) such Selling Shareholder will not use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws applicable to such Selling Shareholder.
(i)    With respect to any Selling Shareholder that is a non-U.S. person (a “Non-U.S. Selling Shareholder”), the choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Province of Ontario and the laws of Canada applicable therein and will be honored by the courts of the Province of Ontario and the federal courts of Canada. Such Non-U.S. Selling Shareholder has the power to submit, and pursuant to Section 14(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 14(a)), and has the power to designate, appoint and empower, and pursuant to Section 14(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.
(j)    With respect to any Selling Shareholder that is a Non-U.S. Selling Shareholder, no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in Canada or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.
(k)    With respect to any Selling Shareholder that is a Non-U.S. Selling Shareholder, any final judgment for a fixed or determined sum of money rendered by any New York State or United States Federal court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against such Non-U.S. Selling Shareholder based upon this Agreement would be declared enforceable against such Non-U.S. Selling Shareholder by the courts of the Province of Ontario and the federal courts of Canada, without reconsideration or reexamination of the merits.
(l)    With respect to any Selling Shareholder that is a Non-U.S. Selling Shareholder, the indemnification and contribution provisions set forth in Section 10 hereof do not contravene any law or public policy of the Province of Ontario or the laws of Canada applicable therein.

3.    Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[●] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
4.    Terms of Public Offering. The Sellers are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Sellers are further advised by the Representatives that the Shares are to be offered to the public initially at $[●] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[●] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[●] a share, to any Underwriter or to certain other dealers.
5.    Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [●], 2019, or at such other time on the same or such other date, not later than the third business day after the foregoing date, as shall be designated in writing by the Representatives. The time and date of such payment are referred to herein as the “Closing Date.”
Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be designated in writing by the Representatives.
The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.
6.    Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [●] (New York City time) on the date hereof.
The several obligations of the Underwriters are subject to the following further conditions:
(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the date hereof and the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(c)    The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Cooley LLP, outside counsel for the Company, dated the Closing Date, each in form and substance reasonably satisfactory to the Representatives.
(d)    The Underwriters shall have received on the Closing Date an opinion of Whalen LLP, outside counsel for the Selling Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(e)    The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
With respect to the opinions and negative assurance letters to be delivered pursuant to Sections 6(c) and 6(e) above, Cooley LLP and Orrick, Herrington & Sutcliffe LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.
The opinions described in Sections 6(c) and 6(d) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.
(f)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut‑off date” not earlier than the date hereof.
(g)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, and signed by the chief financial officer of the Company, in his capacity as such, with respect to certain financial and accounting information in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Representatives.
(h)    Each Selling Shareholder shall have furnished to the Underwriters on the Closing Date a certificate, dated the Closing Date, signed by, or on behalf of, such Selling Shareholder stating that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as of the date hereof and the Closing Date and that such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
(i)    The “lock‑up” agreements, each substantially in the form of Exhibit A hereto (with any such modifications as the Representatives shall have previously agreed to), between the Representatives and the Selling Shareholders, and between the Representatives and the officers, directors and certain securityholders of the Company, in each case relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.
(j)    The Firm Shares and Additional Shares, if any, shall have been approved for quotation upon notice of issuance on the New York Stock Exchange.
(k)    The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:
(i)    a certificate, dated the Option Closing Date and signed on behalf of the Company by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;
(ii)    an opinion and a negative assurance letter of Cooley LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and the negative assurance letter required by Section 6(c) hereof;
(iii)    an opinion and a negative assurance letter of Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and the negative assurance letter required by Section 6(e) hereof;
(iv)    a letter, dated the Option Closing Date, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, independent registered public accounting firm, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(v)    a certificate, dated the Option Closing Date and signed by the chief financial officer of the Company, substantially in the same form and substance as the certificate delivered to the Underwriters pursuant to Section 6(g) hereof; and
(vi)    such other documents and certificates as the Representatives may reasonably request, including but not limited to, with respect to the good standing of the Company and its subsidiaries, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
7.    Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)    To furnish to each Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.
(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(c)    To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.
(d)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(f)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
(g)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction where it would not otherwise be required to so qualify, to execute or file a general consent to service of process in any such jurisdiction or to subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(h)    To make generally available (which may be satisfied by filing with the Commission on its Electronic Data Gathering Analysis and Retrieval (EDGAR) System) to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)    To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
(j)    If any Selling Shareholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).
(k)    The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined in this Section 7).
(l)    If at any time during the period in which delivery of a prospectus is required by the Securities Act and following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication, as then amended or supplemented, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(m)    The Company will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of additional documentation necessary to comply with 31 CFR § 1010.230, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.
(n)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay or cause to be paid all expenses incident to the performance of its obligations and the obligations of the Selling Shareholders under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants, counsel for the Selling Shareholders and the Custodian (and any other attorney-in-fact) in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable, documented cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under the securities laws of the several jurisdictions as provided in Section 7(g) hereof, including filing fees and the reasonable, documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel for the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided, that, the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to subsections (iii) and (iv) shall not exceed $30,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8‑A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates, if any, representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and any such consultants, and fifty percent (50%) of the cost of any aircraft chartered in connection with the road show (with the Underwriters agreeing to pay for the other fifty percent (50%) of the cost of the aircraft, as well as any other travel and lodging expenses of the Underwriters in connection with the road show), (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 7(n), Section 10 entitled “Indemnity and Contribution,” Section 11 entitled “Directed Share Program Indemnification” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The provisions of this Section 7(n) shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

(o)    To enforce the terms of all existing agreements, plans and arrangements restricting the transfer by any holder of such holder’s securities of the Company following the offering of the Shares contemplated hereby, including Section 1.14 of the Amended and Restated Investors’ Rights Agreement dated as of August 24, 2018, by and among the Company, the Founders, as defined therein, and the Investors, as defined therein, and the Company’s 2010 Stock Plan and any grants or awards of securities of the Company made thereunder, the Company shall issue stop-transfer instructions to the transfer agent with respect to any transaction that would constitute a breach of, or default under, such provisions. During the Restricted Period (as defined in this Section 7), the Company shall enforce, and not waive or amend, such stop-transfer instructions and any transfer restriction, including any “market standoff,” “holdback” or similar agreement or provision, applicable to any securities of the Company unless the Company shall have obtained the prior written consent of the Representatives on behalf of the Underwriters; provided that this Section 7(o) shall not prohibit the Company from effecting such a waiver or amendment to permit a transfer of securities which is permissible under the terms of the lock-up letters described in Section 6(i).
The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file or confidentially submit any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly announce the intention to do any of the foregoing.
The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock or securities convertible into or exercisable for Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise), in each case outstanding on the date hereof and described in the Time of Sale Prospectus, (c) grants of stock options, stock awards, restricted stock, restricted stock units or other equity awards and the issuance of Common Stock or securities convertible into or exercisable for Common Stock (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors, or consultants of the Company pursuant to the terms of an equity compensation plan in effect on the date hereof and described in the Time of Sale Prospectus provided that, prior to the issuance of any such shares or the grant of any such options or restricted stock units, the Company shall cause each recipient of such grant or issuance to execute and deliver a “lock up” agreement, substantially in the form of Exhibit A hereto, (d) the entry into an agreement providing for the issuance by the Company of Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock pursuant to any such agreement or (y) the Company’s joint ventures, commercial relationships and other strategic transactions, provided that the aggregate number of shares of Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock that the Company may issue or agree to issue pursuant to this clause (d) shall not exceed 5% of the total number of shares of Common Stock outstanding as of the Closing Date immediately following the completion of the transactions contemplated by this Agreement to be completed as of that date and all recipients of any such securities shall enter into a “lock-up” agreement, substantially in the form of Exhibit A hereto covering the remainder of the Restricted Period, (e) the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan or amendment does not provide for the transfer of Common Stock during the Restricted Period and (ii) no public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment or amendment of such plan, or (f) the filing by the Company of a registration statement on Form S-8 relating to securities granted or to be granted pursuant to any equity compensation plan in effect on the date hereof and described in the Time of Sale Prospectus or any assumed employee benefit plan contemplated by clause (d).
If each of the Representatives, in their sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(i) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service or any other method that satisfies the obligations described in FINRA Rule 5131(d)(2) at least two business days before the effective date of the release or waiver, if required by FINRA Rule 5131.
8.    Covenants of the Selling Shareholders. Each Selling Shareholder, in addition to its other agreements and obligations hereunder, severally and not jointly, covenants with each Underwriter as follows:
(a)    Such Selling Shareholder has duly executed and delivered to the Representatives a “lock‑up” agreement substantially in the form of Exhibit A hereto (with any such modifications as the Representatives shall have previously agreed to).
(b)    Such Selling Shareholder will deliver to the Representatives, prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(c)    Such Selling Shareholder will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and such Selling Shareholder undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.
(d)    All sums payable by the Company or the Selling Shareholders under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company or the Selling Shareholder, as the case may be, shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.
(e)    All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company or, as the case may be, a Selling Shareholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company or the Selling Shareholder, as the case may be, shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.
9.    Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
10.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any “issuer free writing prospectus” as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of any such Underwriter through the Representatives expressly for use therein (the “Underwriter Information”).
(a)    Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any “issuer free writing prospectus” as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (A) except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any Underwriter Information and (B) only to the extent such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission was made in reliance on and in conformity with such Selling Shareholder’s Selling Shareholder Information. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price (net of underwriting discounts and commissions) of the Shares sold by such Selling Shareholder under this Agreement (with respect to each Selling Shareholder, the “Selling Shareholder Proceeds”).
(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any “issuer free writing prospectus” as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the Selling Shareholder

Proceeds. In addition, the Selling Shareholders’ obligations in this Section 10(e) to contribute are several in proportion to their respective sale of Shares and not joint.
(e)    The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute an amount in excess of the amount by which the Selling Shareholder Proceeds exceed the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f)    The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares
(g)    Notwithstanding anything to the contrary in this Agreement, the aggregate liability of each Selling Shareholder under the indemnity and contribution agreements contained in this Section 10 or otherwise pursuant to this Agreement shall not exceed an amount equal to the Selling Shareholder Proceeds.
11.    Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities

(including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.
(a)    In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 11(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley

Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.
(b)    To the extent the indemnification provided for in Section 11(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 11(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(c)    The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(d)    The indemnity and contribution provisions contained in this Section 11 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.
12.    Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over‑the‑counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
13.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one‑tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non‑defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one‑ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one‑tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm

Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one‑tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement required to be complied with or fulfilled by such Seller, or if for any reason any Seller shall be unable to perform its obligations under this Agreement (other than by reason of a default by the Underwriters or the occurrence of any of the events described in clauses (i), (iii), (iv) or (v) of Section 12), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out‑of‑pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
14.    Submission to Jurisdiction; Appointment of Agent for Service. (a) Each of the Non-U.S. Selling Shareholders irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Registration Statement, the Time of Sale Prospectus, the Prospectus or the offering of the Shares (each, a “Related Proceeding”). Each of the Non-U.S. Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any of the Non-U.S. Selling Shareholders has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, such Non-U.S. Selling Shareholder irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
(a)    Each of the Non-U.S. Selling Shareholders herby irrevocably appoints [●], with offices at [●] as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. Each of the Non-U.S. Selling Shareholders waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Non-U.S. Selling Shareholders represents and warrants that such agent has agreed to act as such Non-U.S. Selling Shareholder’s agent for service of process, and each of the Non-U.S. Selling Shareholders agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
15.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or any Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and each of the Selling Shareholders agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the relevant Selling Shareholder(s), as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.
16.    Taxes. If any sum payable by the Company or a Selling Shareholder under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.
17.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
(b)    The Company and the Selling Shareholders acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s-

length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and the Selling Shareholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholders. Each of the Company and the Selling Shareholders waives to the full extent permitted by applicable law any claims that the Company or such Selling Shareholder may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
18.    Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
19.    Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United State.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
20.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic

Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
21.    Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
22.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
23.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to PagerDuty, Inc., 600 Townsend Street, Suite 200W, San Francisco, California 94103; and if to any Selling Shareholder shall be delivered, mailed or sent to such Selling Shareholder at the address set forth on Schedule II hereto.
[Signature pages follow]

Very truly yours,

PAGERDUTY, INC.

By:
Name:
Title:

Signature Page to Underwriting Agreement

The Selling Shareholders named in Schedule
II hereto, acting severally

By:
Name:
Title: Attorney-in-Fact

Signature Page to Underwriting Agreement

Accepted as of the date hereof

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

Acting severally on behalf of themselves
and the several Underwriters named in
Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Allen & Company LLC
RBC Capital Markets, LLC
KeyBanc Capital Markets Inc.
Piper Jaffray & Co.
William Blair & Company, L.L.C.
BTIG, LLC

Total:

I-1

SCHEDULE II

Name and Address of Selling Shareholder	Number of Firm Shares To Be Sold
[Names of Selling Shareholders]
c/o

with notice to:

Total:

II-1

SCHEDULE III
Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[any free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.
[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

III-1

SCHEDULE IV
Written Testing-the-Waters Communication

1.	[●]

IV-1

EXHIBIT A

FORM OF LOCK-UP LETTER
_____________, 20__
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
As representatives of the several Underwriters
named in Schedule I to the Underwriting Agreement

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
The undersigned understands that Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with PagerDuty, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the common stock, $0.000005 par value per share, of the Company (the “Common Stock”).
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)    transactions consisting of shares of Common Stock or other securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Restricted Period;
(b)    transfers, in a transaction not involving a disposition for value, of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift or for bona fide estate planning purposes, (ii) upon death or by will, testamentary document or intestate succession, (iii) to an immediate family member of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up letter, “immediate family” shall mean spouse, domestic partner, parent, sibling, child or grandchild of the undersigned) or (iv) if the undersigned is a trust, to any beneficiary of the undersigned or the estate of any such beneficiary; provided that (x) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the first 60 days of the Restricted Period and (y) after the first 60 days of the Restricted Period, (A) any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above and (B) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Restricted Period;
(c)    if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, distributions, transfers or dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in a transaction not involving a disposition for value, (i) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned (collectively, “Affiliates”), or (ii) by the undersigned to its stockholders, current or former partners (general or limited), members, beneficiaries or other equity holders, or to the estates of any such stockholders, partners, beneficiaries or other equity holders; provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Restricted Period;
(d)     (i) the receipt by the undersigned from the Company of shares of Common Stock upon the exercise of options awarded pursuant to an equity compensation plan described in the Time of Sale Prospectus (as defined in the Underwriting Agreement) or warrants to purchase shares of Common Stock, insofar as such options or warrants are outstanding as of the date of the Prospectus or (ii) the transfer of shares of Common Stock or any securities convertible into Common Stock to the Company upon a vesting or settlement event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such option or warrants only in an amount necessary to cover the applicable exercise price or tax withholding obligations, including estimated taxes, of the undersigned in connection with such vesting, settlement or exercise, but for the avoidance of doubt, excluding all methods of exercise that would involve a sale of any shares of Common Stock relating to options or warrants other than to the Company; provided that in the case of either clause (i) or (ii), (x) the shares of Common Stock received upon such exercise, vesting or settlement event shall remain subject to this lock-up letter, (y) no public report or filing under Section 16(a) of the Exchange Act, or any other public filing or disclosure of such receipt or transfer by or on behalf of the undersigned, shall be required or shall be voluntarily made during the first 60 days of the Restricted Period and (z) after the first 60 days of the Restricted Period, (1) any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in clauses (i) or (ii), as the case may be, (B) no shares were sold by the undersigned and (C) in the case of clause (i), the shares of Common Stock received upon exercise of the option or warrant shall be subject to the terms of this lock-up letter and (2) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Restricted Period;
(e)    the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan during the Restricted Period;
(f)    the transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or other court order; provided, that no filing under Section 16(a) of the Exchange Act shall be voluntarily made and, if the undersigned is required to file a report under Section 16(a) of the Exchange Act, such filing shall clearly indicate in the footnotes thereto that the transfer is by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or other court order;
(g)    any transfer of Common Stock to the Company pursuant to arrangements under which the Company has the option to repurchase such shares at the lower of cost or fair market value or a right of first refusal with respect to transfers of such shares, in each case upon termination of employment or service of the undersigned with the Company; provided, that no filing under Section 16(a) of the Exchange Act shall be voluntarily made and, if the undersigned is required to file a report under Section 16(a) of the Exchange Act, such filing shall clearly indicate in the footnotes thereto that the filing relates to a transfer of shares in connection with the repurchase of the undersigned’s shares or exercise of the Company’s right of first refusal in connection with the termination of the undersigned’s service with the Company pursuant to contractual agreements with the Company, as applicable;
(h)    the conversion or reclassification of the outstanding preferred stock or other classes of common stock of the Company into shares of Common Stock prior to or in connection with the consummation of the Public Offering, provided that any such shares of Common Stock received upon such conversion shall be subject to the terms of this lock-up letter;
(i)    sales of shares of Common Stock to the Underwriters pursuant to the terms of the Underwriting Agreement; and
(j)    the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company, made to all holders of Common Stock involving a Change of Control (as defined below), provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this lock-up letter. For the purposes of this clause (j), “Change of Control” shall mean the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction or series of transactions the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company (or the surviving entity).
In the case of any transfer, distribution or disposition pursuant to clauses (b), (c) or (f) of the second paragraph hereof, each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this lock-up letter.
In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, in connection with the Public Offering nor during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Public Offering or with any issuance or sale by the Company of any equity or other securities before the Public Offering, except for any such rights as have been heretofore duly exercised. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
The undersigned agrees that, to the extent that the terms of this lock-up letter conflict with or are in any way inconsistent with any prior investor rights agreement, prior registration rights agreement, prior market standoff agreement or any other prior lock-up or similar prior agreement to which the undersigned and the Company may be a party, this lock-up letter supersedes such prior agreement.
If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in connection with the Public Offering.
If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock by the undersigned, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver with respect to the undersigned by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up letter to the extent and for the duration that such terms remain in effect at the time of the transfer.
[FOR CERTAIN MAJOR STOCKHOLDERS][If, prior to the termination of this agreement, the Company or Underwriters enter into an agreement, or otherwise agrees, with any officer, director or holder of at least one percent of the Company’s shares of Common Stock (“Major Stockholder”), and such other agreement waives or terminates an existing lock-up restriction, in whole or in part, permanently or for a limited period of time, then this agreement shall be deemed to be automatically modified without any further action (the “Pro-rata Release”) so that the lock-up restrictions of this agreement set forth here-in are also waived on the same terms and for the same percentage of the undersigned’s holdings of Common Stock as the percentage of shares of Common Stock being released represent with respect to the securities held by the applicable officer, director or Major Stockholder; provided, however, that such Pro-rata Release shall not be applied in the event of (a) a one-time release (“One Time Release”) granted from such lock-up restrictions to any individual party by the Underwriters in an amount having a value of less than $500,000, and provided that the aggregate number of securities released in all One-Time Releases is less than or equal to 1% of the Company’s total outstanding stock, (b) the sale of shares of Common Stock by or on behalf of Andrew G. Miklas, Baskar Puvanathasan or Alex Solomon to the Underwriters pursuant to the terms of the Underwriting Agreement or (c) any primary or secondary public offering or sale that is underwritten (an “Underwritten Sale”) of the Company’s Common Stock during the Restricted Period, provided, however, that the undersigned is offered the opportunity to participate on a pro rata basis with and otherwise on the same terms as any other equity holders in such Underwritten Sale.]
The undersigned understands that the Company and the Underwriters are relying upon this lock-up letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
This lock-up letter and any claim, controversy or dispute arising relating to or arising out of this lock-up letter shall be governed by and construed in accordance with the internal laws of the State of New York.
Notwithstanding anything to the contrary contained herein, this lock-up letter shall automatically terminate and be of no further force or effect upon the earliest to occur, if any, of: (i) the date that the Company, on the one hand, or the Representatives, on the other hand, advises the other party in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the date that the Company withdraws the registration statement filed with the Securities and Exchange Commission related to the Public Offering, (iii) the date of termination of the Underwriting Agreement prior to the sale of any of the Shares to be sold thereunder to the Underwriters and (iv) June 30, 2019, in the event that the Underwriting Agreement has not been executed by that date, provided that the Company may by written notice to the undersigned prior to June 30, 2019, extend such date for a period of up to an additional three months.
The undersigned hereby consents to receipt of this lock-up letter in electronic form and understands and agrees that this lock-up letter may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail or otherwise by electronic transmission evidencing an intent to sign this lock-up letter, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this lock-up letter by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.
[The remainder of this page is intentionally left blank.]

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. The Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,
If an individual, please sign here:
Signature:
Print Name:

Please provide address here:

If a corporation, a limited partnership or other legal entity, please sign here:
Legal Name:

By:
Name:
Title:

Please provide address here:

EXHIBIT B

FORM OF WAIVER OF LOCK-UP
_____________, 20
[Name and Address of
Officer or Director
Requesting Waiver]
Dear Mr./Ms. [Name]:
This letter is being delivered to you in connection with the offering by PagerDuty, Inc. (the “Company”) of [●] shares of common stock, $0.000005 par value per share (the “Common Stock”), of the Company and the lock-up letter dated           , 2019 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated           , 20  , with respect to            shares of Common Stock (the “Shares”).
Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective           , 20  ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].
Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.
[Signature page follows]

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Very truly yours,

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I to the Underwriting Agreement (as such terms are defined in the Lock-up Letter).

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:
cc: PagerDuty, Inc.

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FORM OF PRESS RELEASE
PagerDuty, Inc.
[Date]
PagerDuty, Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, the lead book-running managers in the Company’s recent public sale of          shares of common stock are [waiving][releasing] a lock-up restriction with respect to          shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on          , 2019, and the shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.